Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199, 333-197860 and 333-202798 each on Form S-8 of our report dated March 16, 2015 (October 23, 2015 as to Notes 20 and 23), relating to the consolidated financial statements of Global Cash Access Holdings, Inc. (now known as Everi Holdings Inc.) and subsidiaries appearing in this Current Report on Form 8-K of Everi Holdings Inc.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 23, 2015